BRIDGES INVESTMENT FUND, INC.

CERTIFICATIONS PURSUANT TO SECTION 906 of the

SARBANES-OXLEY ACT OF 2002

I, Nancy K. Dodge, Treasurer of Bridges Investment Fund, Inc., certify that:

  The Form N-CSR of the registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: August 27, 2003

_______________________

Nancy K. Dodge, Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 will be retained by Bridges Investment Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.